UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2015

REXNORD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

247 Freshwater Way, Suite 300 Milwaukee, Wisconsin (Address of principal executive offices)	53204 (Zip Code)

(414) 643-3739
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Election of Directors

On October 16, 2015 Theodore D. Crandall accepted an appointment by the Board of Directors to become a director of Rexnord Corporation. Mr. Crandall’s service as a director begins immediately. In connection with its decision to appoint Mr. Crandall to the Board, the Board determined that Mr. Crandall will be an “independent” director under New York Stock Exchange listing standards and as defined in Rule 10A-3 of the Securities Exchange Act of 1934. Mr. Crandall will receive a standard compensation package for independent directors, including 2,185 restricted stock units (“RSUs”), which will vest equally on the first three anniversary dates following the grant date. Mr. Crandall will serve on the Audit Committee of the Board. Mr. Crandall has been designated a director in the class whose terms expire at the fiscal 2019 annual meeting of stockholders.

Mr. Crandall, age 60, currently serves as the Senior Vice President and Chief Financial Officer of Rockwell Automation, Inc., a leading global provider of industrial automation power, control and information solutions, a position he has held since 2007. Prior to that, Mr. Crandall served in various capacities at Rockwell and related companies.

The Board appointed Mr. Crandall as a director due to his extensive financial and accounting experience, including as a chief financial officer of a multinational public company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 16th day of October 2015.

REXNORD CORPORATION

By:	/S/ Patricia M. Whaley
Name:	Patricia M. Whaley
Title:	Vice President, General Counsel and Secretary